Exhibit 10.35

EXECUTION COPY

AMENDMENT NO. 1

TO

RECEIVABLES SALE AGREEMENT

This AMENDMENT NO. 1 TO RECEIVABLES SALE AGREEMENT (this “Amendment”) dated as of August 29, 2003 is made between JOHNSONDIVERSEY, INC. (as successor in interest to S.C. Johnson Commercial Markets, Inc.) (the “Originator”) and JWPR CORPORATION (the “Buyer”).

PRELIMINARY STATEMENT

The Originator and the Buyer are parties to that certain Receivables Sale Agreement dated as of March 2, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). The Buyer and the Originator have agreed to amend the Sale Agreement upon the terms and conditions set forth herein. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Sale Agreement.

NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Sale Agreement. Effective as of the “Amendment Effective Date” (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3 below:

1.1 Article II of the Sale Agreement is hereby amended to include the following provision at the end of such article:

“(y) Other Representations and Warranties. This Agreement is effective to transfer to the Buyer all right, title and interest of Originator in, to and under the Butcher Transfer Agreement when and as any such rights, title and interest arise or are created thereunder in favor of or for the benefit of Originator.”

1.2 Section 4.1(d) of the Sale Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

“(d) Audits. Originator will furnish to Buyer and the Agent from time to time such information with respect to it and the Receivables as Buyer or the Agent may reasonably request. Originator will, from time to time during regular business hours as requested by Buyer or the Agent, upon reasonable notice and at the sole cost of Originator, permit Buyer and the Agent or their respective agents or representatives (and shall cause Butcher to permit the Originator and the Agent or their respective agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Originator (or Butcher, as applicable) relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Originator (or Butcher, as applicable) for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator’s or Butcher’s financial condition or the Receivables and the Related Security or Originator’s or Butcher’s performance under any of the Transaction Documents or Originator’s or Butcher’s performance under the Contracts and, in each case, with any of the officers or employees of Originator or Butcher having knowledge of such matters. The extent to which Originator shall be liable in respect of costs and expenses incurred by the Agent in connection with the activities contemplated in this Section 4.1(d) shall be as set forth in the Ancillary Costs Agreement.”

1.3 Section 4.1(e) of the Sale Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

“(e) Keeping and Marking of Records and Books.

(i) Originator will, and will cause Butcher to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the timely identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Originator will, and will cause Butcher to, (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer’s ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer or the Agent, (x) at any time, following the occurrence of an Amortization Event, at which the Agent is considering the termination of Buyer as Servicer or Originator as Sub-Servicer for purposes of the Purchase Agreement, mark each Contract with a legend describing Buyer’s ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) after the termination of the Buyer as Servicer or any Originator as Sub-Servicer,

deliver to Buyer or the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.”

1.4 Section 4.1(f) of the Sale Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

“(f) Compliance with Contracts and Credit and Collection Policy. Originator will, and will cause Butcher to, timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, except to the extent that any failure to do so could not be reasonably expected to have a Material Adverse Effect, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. Originator will (and will cause Butcher to) pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.”

1.5 Section 4.1(g) of the Sale Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

“(g) Ownership. Originator will, and will cause Butcher to, take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables, the Related Security and the Collections, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer or the Agent may reasonably request).”

1.6 Section 4.1 of the Sale Agreement is hereby amended to include the following provision at the end of such section:

“(n) Performance and Enforcement of the Butcher Transfer Agreement. The Originator will, and will require Butcher to, perform its respective obligations and undertakings under and pursuant to the Butcher Transfer Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to the Originator under the Butcher Transfer Agreement. The Originator will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Buyer as assignee of the Originator) under the Butcher Transfer Agreement as Buyer or the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Butcher Transfer Agreement.”

1.7 Section 4.2(c) of the Sale Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:

“(c) Modifications to Contracts and Credit and Collection Policy. Originator will not, and will not permit Butcher to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as a Sub-Servicer pursuant to Article VIII of the Purchase Agreement and Article VII of this Agreement, Originator will not, and will not permit Butcher to, extend, amend or otherwise materially modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.”

1.8 Section 6.1 of the Sale Agreement is hereby amended by deleting the word “and” appearing immediately after subclause (xiii) of such section and by adding the following provision immediately after subclause (xiv) of such section:

“and (xv) any failure of the Originator to acquire (or to transfer to Buyer) legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Butcher, free and clear of any Adverse Claim (other than as created in favor of the Buyer hereunder); or any failure of the Originator to give reasonably equivalent value to Butcher under the Butcher Transfer Agreement in consideration of the transfer by Butcher of any Receivable, or any attempt by any Person to void any transfer by Butcher of any Receivable under statutory provisions or common law or equitable action.”

1.9 Section 8.4 of the Sale Agreement is hereby amended to include the following provision at the end of such section:

“(c) Anything herein to the contrary notwithstanding, Buyer, Originator, each Purchaser, the Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.”

1.10 Exhibit I of the Sale Agreement is hereby amended by including the following definitions in the appropriate alphabetical location:

“‘Butcher’ means The Butcher Company, a Delaware corporation, and its successors.”

“‘Butcher Transfer Agreement’ means that certain Receivables Sale Agreement dated as of August 29, 2003 by and between the Originator, as buyer, and Butcher, as seller, as the same may from time to time be amended, restated, supplemented or otherwise modified.”

1.11 Exhibit I of the Sale Agreement is hereby further amended by deleting the definition of “Receivables” in its entirety and replacing such definition with the following:

“‘Receivable’ means all indebtedness and other obligations owed to Originator or Butcher (at the time it arises and before giving effect to any transfer or conveyance under the Transaction Documents) or the Buyer (after giving effect to the transfers or conveyances under the Agreement) whether constituting an account, contract right, payment intangible, promissory note, chattel paper, instrument document, investment property, financial asset or general intangible, arising in connection with the sale of goods or the rendering of services by Originator or Butcher and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation.”

1.12 Exhibit I of the Sale Agreement is hereby further amended by deleting the definition of “Related Security” in its entirety and replacing such definition with the following:

“‘Related Security’ means, with respect to any Receivable:

(i) all of Originator’s or Butcher’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by Originator or Butcher gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable,

whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

(v) all Records related to such Receivable,

(vi) all of the Originator’s right, title and interest in, to and under the Butcher Transfer Agreement, and

(vii) all proceeds of any of the foregoing.”

1.13 Exhibit I of the Sale Agreement is hereby further amended by deleting the definition of “Transaction Document” in its entirety and replacing such definition with the following:

“‘Transaction Documents’ means, collectively, the Purchase Agreement, this Agreement, the Butcher Transfer Agreement, the Transfer Agreement, each Collection Account Agreement, the Subordinated Note and all other instruments, documents and agreements executed and delivered in connection herewith.”

1.14 Exhibit II to the Sale Agreement is hereby amended to include the information set forth on Exhibit I hereto.

1.15 Exhibit III to the Sale Agreement is hereby amended to include the information set forth on Exhibit II hereto.

2. Representations and Warranties. The Originator represents and warrants, to the Buyer, the Agent and the Purchasers that:

2.1 The representations and warranties of the Originator set forth in Section 2.1 of the Sale Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event or Potential Amortization Event on the date hereof.

2.2 The execution and delivery by the Originator of this Amendment has been duly authorized by proper corporate proceedings of the Originator and this Amendment, and the Sale Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms.

3. Effective Date. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) upon receipt by the Buyer of (i) counterparts of this Amendment duly executed by the Buyer and the Originator and (ii) written consent to enter into this Amendment duly executed by the Agent.

4. Reference to and Effect on the Transaction Documents.

4.1 Upon the effectiveness of this Amendment, (i) each reference in the Sale Agreement to “this Receivables Sale Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Sale Agreement, as amended or otherwise modified hereby, and (ii) each reference to the Sale Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Sale Agreement as amended or otherwise modified hereby.

4.2 Except as specifically amended or modified above, the terms and conditions of the Sale Agreement, all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer, the Agent or any Purchaser under the Sale Agreement, the Receivables Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above written.

JWPR CORPORATION, as Buyer

By:	/s/ FRANCISCO SANCHEZ
Name: Francisco Sanchez
Title: Vice President

JOHNSONDIVERSEY, INC., as Originator

By:	/s/ FRANCISCO SANCHEZ
Name: Francisco Sanchez
Title: Vice President and Corporate Treasurer

Amendment No. 1 to

Receivables Sale Agreement

CONSENT

For purposes of Section 7.1(b) of the Sale Agreement, the undersigned hereby consent to the foregoing Amendment.

BANK ONE, NA (MAIN OFFICE CHICAGO), as Agent and as a Financial Institution

By:	/s/ RONALD J. ATKINS
Name:	Ronald Atkins
Title:	Director, Capital Markets

Amendment No. 1 to

Receivables Sale Agreement